Entrusted Loan Agreement

No.: Shen Dan (2009) Nian Wei Jie Zi (265)

Borrower (Party A): Feigeda Electronic (SZ) Co., Ltd.
Address:	Floor 3, Building C6, Fuyuan Industrial Park, No.111, Zhoushi Road, Xixiang Subdistirct, Bao’an District, Shenzhen

Lender（Party B）: Shenzhen Branch of Industrial Bank Co., Ltd.

Address:

Trustor of the Entrusted Loan (Party C): Shenzhen Small & Medium Enterprises Credit Guarantee Centre Co., Ltd.
Address: Floor 16, Ping’an Bank Building, No. 1099 Shennan Zhong Road, Futian District, Shenzhen

Party C entrusted Party B to release the loan to Party A.  Through negotiations and consultation, Party A, Party B and Party C, hereby enter into this Agreement pursuant to relevant laws and the Entrusted Agreement For Loan Release numbered Shen Dan (2009) Nian Wei Dai Zi (265) as jointly executed by the three parties.

Article 1 Content of the Entrusted Loan
According to the Entrusted Agreement For Loan Release, Party B determines to release the entrusted loan to Party A as follows:

1.	Loan Amount: five million RMB (￥5,000,000.00)
2.	Use of the Loan: Funds for Industrial Technology Progress
3.
Interest Rate: Annual interest rate 0%. Settlement of interest is to be calculated per month starting from the loan release date.  The settlement date is the 20th day of each month. In the event of adjustment of the interest rate by the People’s Bank of China, the interest rate hereunder shall be subject to automatic adjustment accordingly.

4.	Loan Term: Two years. The commencement date and the due date of the loan term shall be subject to the record in the borrowing voucher.
5.	Party A shall repay the loan in the 1st means of the followings:

(a)	Party A shall repay the loan in lump sum on the due date；
(b)	Party A shall repay RMB prior to every 30th day starting from the loan release date and the balance shall be repaid on the due date in lump sum;
(c)
Other repayment means: Party A shall repay the same amount of RMB350,000.00 on a monthly basis starting from the 18th month upon the loan release date, and the balance shall be repaid on the due date in lump sum.

6.
Liquidated Damages: In the event of late repayment of the principal (including late repayment of the amounts specified above) or interest, whether prior to or after the due date of the loan，Party B shall be entitled to claim the liquidated damages on a amount of 0.05% of the late repayment amount per day starting from the occurrence date of the late repayment until the repayment date.

Article 2 Account
Party A shall open a general settlement account with the business organization of Party B and use this account for the use of the loan, repayment of the loan and interest related to the loan hereunder.

Article 3 Security
1.	To secure the creditor’s rights of Party B and Party C hereunder, Party A and the third party entrusted thereby agree to provide security according the requirements of Party C.
2.	As agreed and recognized by Party C, the security agreement may be signed separately.
3.
In the event of a mortgage or a pledge as security, Party A shall be responsible for completing the legal formalities regarding registration and/or insurance on its own expense and guarantee the said security and insurance remain valid consistently through the whole period until the principal and the interest hereunder is repaid in full, otherwise Party B shall be entitled to refuse to release the entrusted loan hereunder.

Article 4 Cost
Party A shall be responsible for the costs of the attorney fee, insurance, assessment, registration and notarization in connection with this Agreement and the security hereunder.

Article 5 Basic Obligations of Party A
1.
Party A shall truthfully provide Party B and Party C with the materials required thereby and all the information regarding the bank, accounts and balance of the loan and cooperate with the investigation, examination and check of Party B and Party C;

2.
Party A shall subject itself to Party B and Party C’s supervision of the use of the loan,, relevant business operation and financial conditions and provide Party B and Party C  with financial statements and other relevant materials as required thereby;

3.	Party A shall use the loan according to the purpose provided herein;
4.	Party A shall duly repay the principal and the interest according to the agreement hereunder;
5.
In the event of a threat of Party A’s ability to repay the loan and the security of the Party B and Party C’s creditor’s rights, Party A shall promptly notify Party B and Party C and take relevant preservation measures;

Article 6 Repayment of Principal and Interest in Advance
1.	With the determination or consent of Party C, Party B shall be entitled to recover the principal and interest in advance under any of the following circumstances:

(a)	Due to the improper operation and mismanagement of Party A or its guarantor, Party A or its guarantor suffers a severe loss, or actual loss with fabricated profit occurs;
(b)	Party A or its guarantor transfers assets and surreptitiously withdraws capitals so as to evade debt;
(c)	Party A’s guarantor died;
(d)	Party A or its guarantor has been or is to be merged, reconstructed, closed, dissolved, bankrupt or revoked legally;
(e)	Party A or its guarantor is involved in significant litigation or arbitration which is likely to result in the loss of Party A’s repayment or its guarantor’s guarantee capacity;
(f)	Without the written consent of Party C and Party B, the mortgagor or the pledgor sells, transfers or re-mortgages the mortgage property or pledge property or dispose of the same in any other way;
(g)	Other reasons of Party A, mortgagor or pledgor that may result in decrease of the value of or loss of the collateral or the pledge;
(h)	Party A delays to repay the interest for more than 30 days;
(i)	Other circumstances where Party A or its guarantor loses or may lose its performance capacity;
(j)	Party A or its guarantor is in breach of relevant agreements.

Article 7 Authorization of Direct Deduction
Party A irrevocably agrees that Party B or Party C is entitled to directly transfer and deduct the equal amounts from any accounts of Party A correspondingly in the event that Party A fails to repay the principal and interest hereunder.

Article 8 Repayment
1.	Party A and its entrusted payer shall repay to Party B the principal and the interest (including default interest).
2.
Upon receipt of the written notice of change of the recipient by Party C, Party A shall directly repay the principal and interest to Party C or the third party designated by Party C according to the notice.

Article 9 Rights of Party C
1.
Party B acknowledges that Party B entered into the entrusted loan agreement and the security agreement in the name of the Party B according to the intention of Party C and the actual creditor of the loan under the Entrusted Loan Agreement is Party C.  Therefore, Party C is directly entitled to all the rights to which Party B is entitled under the Entrusted Loan Agreement and the security agreement based thereon.  No matter whether or not Party B exercises relevant rights under the Entrusted Loan Agreement and the security agreement based thereon, Party C is entitled to directly institute legal actions or other legal proceedings at its discretion against Party A and its guarantor according to the Entrusted Loan Agreement and the guarantee agreement based thereon.  Party B shall actively provide assistance at the time of Party C’s exercise of the said rights.

2.
Party A acknowledges that Party B entered into the entrusted loan agreement and the security agreement in the name of the Party B according to the intention of Party C and the actual creditor of the loan under the Entrusted Loan Agreement is Party C.  Therefore, Party C is directly entitled to all the rights to which Party B is entitled under the Entrusted Loan Agreement and the security agreement based thereon. Party C is entitled to directly institute legal actions, arbitrations or other legal proceedings at agreed in the Entrusted Load Agreement and the security agreements based thereof against Party A and its guarantor.

  Article 10 Dispute Settlement
1.
In the event that Party A fails to perform its repayment obligation herein, Party B shall be entitled to institute legal actions in its own name against Party A and its guarantor; Party C is also entitled to institute legal actions in its own name against Party A and its guarantor according to the relevant agreements.

2.
This Agreement shall be governed by the laws of People’s Republic of China. The parties may negotiate to resolve the disputes arising out of the performance hereof; If the dispute cannot be resolved by negotiation, it may be resolved by the 1st means of followings:

(a)	Litigation: to institute a legal action with the People’s Court with jurisdiction;
(b)
Arbitration: to institute an arbitration proceeding with the  arbitration organization of the followings and the effective arbitration rule of the arbitration organization when the arbitration application is filed is applicable:

(1)	South China Sub-commission of China International Economic and Trade Arbitration Commission;
(2)	Shenzhen Arbitration Commission

  Article 11 Other Clauses
1.	The loan application form, the borrowing voucher and the notice of the loan release shall be part of this Agreement;
2.
In the event of modification of the clauses hereof or termination hereof by any party after this Agreement becomes effective, all the parties shall negotiate to reach a consensus and enter into a written agreement.

3.
This Agreement shall become effective when it is signed by the authorized signatories and affixed with the official stamps of the parties hereto and when relevant guarantee agreements become effective.

4.	This Agreement has five originals with the same force and effect and each party and registration authority hold one.
5.	Any open matters in this Agreement that are not chosen hereby shall be determined according to the principle of favoring Party C’s creditor’s right.

Party A: Feigeda Electronic (SZ) Co., Ltd.            （Official Stamp）

Legal Representative or Authorized Agent: [illegible signature] (Signature)
Signature Date: ____Year ____Month ____ Day

Party B: Shenzhen Branch of Industrial Bank Co., Ltd.  （Official Stamp）

Legal Representative or Authorized Agent: [illegible signature] (Signature)
Signature Date:____ Year ____ Month ____ Day

Party C: Shenzhen Small & Medium Enterprises Credit Guarantee Centre Co., Ltd. （Official Seal）

Legal Representative or Authorized Agent: [illegible signature]   (Signature)
Signature Date: ____ Year ____ Month ____ Day